Exhibit 10.16

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Annex 2.7: Background IP License Agreement

[separate Document]

LICENSE AGREEMENT

(1) CANCER RESEARCH TECHNOLOGY LIMITED

AND

(2) THE INSTITUTE OF CANCER RESEARCH

AND

(3) MONTE ROSA THERAPEUTICS AG

April 10, 2018

i

LICENSE AGREEMENT

This License Agreement, dated as of the 10th day of April, 2018 (the “Execution Date”), is made by and among:

(1) CANCER RESEARCH TECHNOLOGY LIMITED, a company registered in England and Wales under number 1626049 with registered office at Angel Building, 407 St John Street, London. EC IV 4AD. England (“CRT”);

(2) THE INSTITUTE OF CANCER RESEARCH: ROYAL CANCER HOSPITAL, a company limited by guarantee and registered in England (registered number 00534147) and registered charity whose office is at 123 Old Brompton Road, London, SW17 9LN, England (“ICR”); and

(3) MONTE ROSA THERAPEUTICS AG, a company organized under the laws of Switzerland under number Switzerland (“Company”). with registered office at Aeschenvorstadt 36, 4051 Basel,

Whereas:

(A) CRT is an oncology focused technology transfer and development company, wholly owned by Cancer Research UK (“CRUK”), a company limited by guarantee (registered in England and Wales under number 4325234) and a charity (registered in England under number 1089464 and registered in Scotland under number SC041666) of Angel Building, 407 St John Street, London, EC IV 4AD, United Kingdom;

(B) The ICR is a registered charity and a college of the University of London, and is dedicated to the pursuit of scientific and clinical research into the understanding, diagnosis and treatment of cancer;

(C) Pursuant to an agreement dated [***] between CRT and the ICR. CRT and the ICR jointly owns certain intellectual property generated at the ICR using funding from CRUK related to the field of cereblon (CRBN)-mediated protein degradation;

(D) The Company is engaged in the research and development of protein degradation-based therapeutics;

(E) As a condition to and concurrent with the execution and delivery’ of this Agreement, the Parties are entering into that certain (a) Formation and Investment Agreement (as may be amended, the “Formation and Investment Agreement”), and the related Shareholders’ Agreement (as may be amended, the “Shareholders’ Agreement”), by and among the Company and its shareholders, including CRT and the ICR. pursuant to which the Company issues common shares of the Company as consideration for the rights granted to it under this Agreement, and (b) Collaboration and Option Agreement (as may be amended, the “Collaboration and Option Agreement”), pursuant to which the Company engages the ICR to conduct certain research and development services and grants CRT and the ICR certain rights as set forth therein; and

(F) As a condition to the execution and delivery of the Formation and Investment Agreement and the Collaboration and Option Agreement, the Company desires to obtain, and CRT and the ICR are willing to grant, certain exclusive and non-exclusive licenses under CRT’s and the ICR’s intellectual property rights in the field of cereblon (CBRN) mediated protein degradation, on the terms and conditions set forth herein.

1.

NOW, THEREFORE, in consideration of the foregoing, the covenants and premises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	INTERPRETATION

1.1 In this Agreement the following words and expressions shall have the following meanings:

“Affiliate” means, with respect to a Party, any person that, whether now or in the future, Controls, is Controlled by or is under common Control with a Party. For the avoidance of doubt, Versant Ventures shall not be deemed an Affiliate of Company.

“Agreement” means this License Agreement and each of the Schedules attached hereto, as amended from time to time in accordance with the provisions of this License Agreement.

“Business Day” means a day other than a Saturday, Sunday, or any public holiday in England or any date on which commercial banks located in Switzerland, and/or New York. New- York, U.S.A, are authorized or required by law to close.

“Claims” has the meaning given in Clause 7.1.

“Collaboration and Option Agreement” has the meaning given in the recitals.

“Commencement” means, in relation to a clinical trial, the date upon which administration of a Licensed Product to the first human subject has occurred, whether such subject is a healthy volunteer or a patient.

“Commercially Reasonable Efforts” means [***].

“Competent Authority” means any local or national agency, authority, department, inspectorate, minister, ministry’ official or public or statutory person (whether autonomous or not) of or of any government of any country having jurisdiction over the Agreement or any of the Parties or over the development or marketing of medicinal products including the FDA, the European Medicines Agency, the European Commission and the European Court of Justice.

“Compound Intellectual Property” means that part of the CRT/ICR Existing Intellectual Property that (i) consists of the CRT /ICR Existing Compound Library , (ii) consists of, contains or relates directly and solely to any CRT/ICR Existing Compound and/or (iii) is set out in Schedule 1A part (i), but for the avoidance of doubt excludes the CRT/ICR Existing Intellectual Property’ referred to in paragraph (b) of the definition of Non-Compound Intellectual Property.

“Control” means the possession (directly or indirectly) of fifty percent (50%) or more of the voting stock or other equity’ interest of a subject entity with the power to vote, or the power in fact to control the management decisions of such entity through the ownership of securities or by contract or otherwise and “Controlling”, “Controls”, “Controlled by” and “under common Control with” as used with respect to any Party shall be construed accordingly.

2.

“CRBN” means cereblon.

“CRT/ICR Background Hit Intellectual Property “ means [***].

“CRT/ICR Existing Compound Library” means [***].

“CRT/ICR Existing Compounds” means any and all compounds listed in Schedule IC.

“CRT/ICR Existing Intellectual Property” means [***].

“CRT/ICR Existing Know How” means [***].

“CRT/ICR Existing Materials” means [***].

“CRT/ICR Existing Patents” means those Patents that claim inventions within the CRT/ICR Existing Compounds, CRT/ICR Existing Compound Library, ICR/CRT Existing Know How, and/or ICR/CRT Existing Materials.

“CRT/ICR Existing Screening Platform” means the [***].

“CTU” means the ICR’s Cancer Research UK Cancer Therapeutics Unit, which is led as of the Effective Date by Professor Rajesh Chopra.

“Effective Date” has the meaning given in Clause 12.1.

“Execution Date” has the meaning given in the preamble.

“Executive Officers” means an authorised executed officer of the Company, the Chief Executive Officer of CRT and the Director of Enterprise of the ICR or such other authorised officer of a Party’ as may be substituted from time to time upon the giving of written notice to the other Party.

“FDA” means the United States Food and Drug Administration or any successor to it.

“Field” means the treatment, prevention and/or diagnosis of any and all diseases, disorders or conditions.

“Force Majeure” means in relation to a Party any event or circumstance which is beyond the reasonable control of that Party, which event or circumstance that Party could not reasonably be expected to have taken into account at the Effective Date and which results in or causes the failure of that Party’ to perform any or all of its obligations under this Agreement including act of God, lightning, fire, storm, flood, earthquake, strike, lockout or other industrial disturbance, war, terrorist act, blockade, revolution, riot, insurrection, civil commotion, public demonstration, sabotage, act of vandalism, explosion, provided that lack of funds shall not be interpreted as a cause beyond the reasonable control of that Party.

3.

“Formation and Investment Agreement” has the meaning given in the recitals.

“Indemnified Parties” means CRT, CRUK, the ICR and their respective officers, employees and agents (each, an “Indemnified Party” or “Indemnitee”).

“JSC” has the meaning set forth in the Collaboration and Option Agreement.

“Know How” means any technical, business or financial information and other information, of any type whatsoever, in any tangible or intangible form, which is not in the public domain as of the Effective Date, including, know-how, trade secrets, ideas, concepts, inventions, discoveries, data, formulae, specifications, information relating to Materials (including biological and chemical structures and functions as well as methods for synthesising chemical compounds), procedures for experiments and tests, results of experimentation and testing (including pharmacological, biological, chemical, biochemical, clinical test data and data resulting from non-clinical studies), results of research and development including laboratory’ records and data analyses. Information in a compilation or a compilation of information may be Know How notwithstanding some or all of its individual elements are in the public domain.

“Licensed Product” means any product: (i) containing or comprising any CRT/ICR Existing Compound; and/or (ii) discovered, developed and/or generated using or incorporating any part of the CRT/ICR Existing Intellectual Property, including any metabolites, prodrugs, salts, hydrates, solvates, esters, intermediates, polymorphs, isomers, analogues and derivatives of any CRT/ICR Existing Compounds.

“Losses” has the meaning given in Clause 7.1.

“Materials” means any chemical or biological substances including any: organic or inorganic element or compound; nucleotide or nucleotide sequence including DNA and RNA sequences; gene; vector or construct including plasmids, phages, bacterial vectors, bacteriophages and viruses; host organism including bacteria, fungi, algae, protozoa and hybridomas; eukaryotic or prokaryotic cell line or expression system or any development strain or product of that cell line or expression systems; protein including any peptide or amino acid sequence, enzyme, antibody or protein conferring targeting properties and any fragment of a protein or a peptide enzyme or antibody; drug or pro-drug; assay or reagent; any other genetic or biological material or micro-organism or any transgenic animal; and any physical property rights relating to any of the foregoing.

“Non-Compound Intellectual Property” means (a) that part of the CRT/ICR Existing Intellectual Property which is not Compound Intellectual Property, and (b) includes without limitation CRT/ICR Existing Intellectual Property that consists of, contains or relates to [***].

“Parties” means CRT, the ICR and the Company and “Party” shall mean any of them.

“Patents” means any patent applications, patents, author certificates, inventor certificates, utility’ models, together with any divisionals, renewals, continuations, continuations-in-part, extensions, re-examinations, reissues, substitutions, confirmations, registrations, revalidations, and additions of or to them, as well as any Supplementary Protection Certificate, or any like form of protection, anywhere in the world for each of the foregoing.

4.

“Phase I Trial” means a human clinical trial in which a Licensed Product is administered to human subjects at multiple dose levels with the primary purpose of determining safety, metabolism, pharmacokinetic and pharmacodynamic data of the Licensed Product and consistent with 21 CFR § 312.21(a).

“Programme” has the meaning given in the Collaboration and Option Agreement.

“Programme Intellectual Property” has the meaning given in the Collaboration and Option Agreement.

“Protein Degradation Product” has the meaning given in the Collaboration and Option Agreement.

“Senior Executive Team” means [***].

“Shareholders’ Agreement” has the meaning given in the recitals.

“Sub-Licensee” means a person to which a sub-licence is granted in accordance with Clause 2.2 l„ respect of the whole or any part of the rights granted under this Agreement.

“Supplementary Protection Certificate” means a right based on a patent pursuant to which the holder of the right is entitled to exclude third parties from using, making, having made, selling or otherwise disposing or offering to dispose of, importing or keeping the product to which the right relates, such as supplementary protection certificates in Europe, and any similar right anywhere in the world.

“Technology Access Fee” means [***].

“Term” has the meaning set forth in the Collaboration and Option Agreement.

“Territory” means worldwide.

“Third Party” means a person other than a Party or an Affiliate of a Party.

“Third Party Service Provider” has the meaning given in the Collaboration and Option Agreement.

“Tobacco Party” means: (i) any person who develops, sells or manufactures tobacco products; and/ or (ii) any person which makes the majority of its profits from the importation, marketing, sale or disposal of tobacco products. Furthermore, Tobacco Party shall include any person that is Controlled by or under common Control with any of the persons referred to in subsections (i) and/or (ii) of the immediately preceding sentence.

“Transaction Documents” means the Formation and Investment Agreement, Shareholders’ Agreement and Collaboration and Option Agreement.

5.

1.2 In this Agreement:

(a) unless the context otherwise requires, all references to a particular Clause, paragraph or Schedule shall be a reference to that clause, paragraph or schedule, in or to this Agreement as it may be amended from time to time pursuant to this Agreement;

(b) the table of contents and headings are inserted for convenience only and shall be ignored in construing this Agreement;

(c) unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

(d) unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust association, organisation or other entity, in each case whether or not having separate legal personality;

(e) reference to the words “include” or “including” are to be construed without limitation to the generality of the preceding words, and, for clarity, the words “include” or “including” shall be deemed to be followed by the phrase “without limitation” or like expression; and

(f) reference to any statute or regulation includes any medication or re-enactment of that statute or regulation provided that the modification or re-enactment does not diminish the rights or extend the obligations of any Party.

2.	LICENCES

2.1 Subject to the provisions of this Agreement (including the research rights retained by the ICR and CRT pursuant to Clause 2.5) and Clauses 8.5 and 20.2 of the Collaboration and Option Agreement, each of CRT and the ICR hereby grants to the Company:

(a) an exclusive, fully-paid, irrevocable, perpetual licence, with the right to grant sub-licences as provided in Clause 2.2, under all of CRT’s and the ICR’s respective rights in and to the Compound Intellectual Property for all purposes, including to discover, research, develop, have developed, use, keep, make, have made, market, import, offer for sale, sell and otherwise dispose of Licensed Products in the Field in the Territory ; and

(b) an exclusive fully-paid, irrevocable, perpetual licence, with the right to grant sub-licences as provided in Clause 2.2, under all of CRT’s and the ICR’s respective rights in and to the Non-Compound Intellectual Property listed in Schedule 1 A(ii) and I B(ii), and the CRT/ICR Background Hit Intellectual Property listed in Schedule 2 Part B, to discover, research, develop, have developed, use, keep, make, have made, market, import, offer for sale, sell and otherwise dispose of Protein Degradation Products in the Field in the Territory;

(c) a non-exclusive fully-paid irrevocable, perpetual licence, with the right to grant sub-licences as provided in Clause 2.2, under all of CRT’s and the ICR’s respective rights in and to the Non-Compound Intellectual Property to discover, research, develop, have developed, use, keep, make, have made, market, import, offer for sale, sell and otherwise dispose of Licensed Products other than Protein Degradation Products in the Field in the Territory; and

6.

(d) a non-exclusive fully-paid, irrevocable, perpetual licence, with the right to grant sub-licences as provided in Clause 2.2, under all of CRT’s and the ICR’s respective rights in and to the CRT/ICR Background Hit Intellectual Property listed in Schedule 2 Part A to discover, research, develop, have developed, use, keep, make, have made, market, import, offer for sale, sell and otherwise dispose of Protein Degradation Products in the Field in the Territory.

2.2 The Company and the Sub-Licensees shall be entitled to grant sub-licences in respect of the rights granted under this Agreement, provided that:

(a) the Company shall ensure that there are included in the terms of any sublicence like obligations and undertakings on the part of the Sub-Licensee as are contained in this Agreement and are applicable to Sub-Licensees, including Clause 10 (confidentiality), Clause 3 (performance). Clause 7 (indemnity’) and Clause 13.1 (CRT’s and the ICR’s rights on termination) and shall further ensure that all Sub-Licensees duly comply with the same;

(b) no sub-licence shall be granted to a Tobacco Party;

(c) within [***] of the grant of any sub-licence, the Company shall provide CRT and the ICR with a summary of the terms of such sub-licence at the Company’s expense, and the Company shall have the right to exclude from such summary any terms that are not reasonably necessary for CRT and the ICR to assess the compliance of such sub-license with Clause 2.2(a).

The foregoing obligations shall not apply in relation to contracts the Company or its Sub-Licensees enters into with Third Party’ Service Providers, provided that such contracts relate to the provision of research, development and/or manufacturing services to the Company in connection with the Company’s Licensed Products, and no sub-license under CRT/ICR Existing Intellectual Property is granted to such Third Party to: (i) research, develop or manufacture its own Licensed Products; or(ii) sell the Company’s or its Sub-Licensees’ Licensed Products.

2.3 Any breach of Clause 2.2 shall be deemed to be a material breach.

2.4 The grant of any sub-licence shall be without prejudice to the Company’s obligations under this Agreement. Any act or omission of any Sub-Licensee which, if it were the act or omission of the Company would be a breach of any of the provisions of this Agreement, will be deemed to be a breach of this Agreement by the Company who will be liable to CRT and the ICR accordingly.

2.5 CRT and the ICR retain rights from the licences under Clause 2.1(a) and (b) under the CRT/ICR Existing Intellectual Property and the CRT/ICR Background Hit Intellectual Property listed in Schedule 2 Part B solely to carry out non-commercial academic research and teaching and to conduct any and all activities allocated to CRT and/or the ICR under the Programme (in each case, subject always to [***]).

2.6 No Party may use or practice the CRT/ICR. Existing Intellectual Property except as expressly permitted by this Agreement. Except as explicitly set forth in this Agreement, no Party shall be deemed by estoppel or implication to have granted any other Party any license or other right to any intellectual property of such Party and each Party reserves all rights not otherwise expressly granted hereunder.

7.

3.	PERFORMANCE

The Company shall use Commercially Reasonable Efforts to conduct the Programme in accordance with the terms and conditions of the Collaboration and Option Agreement.

4.	CONSIDERATION

In consideration of the rights and licences granted under this Agreement to the Company by each of CRT and the ICR, the Company shall:

(a) issue common shares of the Company to each of CRT and the ICR pursuant to the provisions of the Formation and Investment Agreement;

(b) pay to CRT [***] percent ([***]%) of the Technology Access Fee within [***] of the registration of the FORMATION (as defined in the Formation and Investment Agreement) in the appropriate commercial register; and

(c) pay to the ICR [***] percent ([***]%) of the Technology Access Fee within [***] of the registration of the FORMATION (as defined in the Formation and Investment Agreement) in the appropriate commercial register. Such payment shall be made directly to the ICR and sent to [***]; Account name: [***]; Account number: [***]; Sort code: [***].

Payment of the Technology Access Fee in accordance with Clauses 4(b) and 4(c) shall be subject to the payment terms set out in clauses 10.1, 10.3, 10.4, 10.5 and 10.6 of the Collaboration and Option Agreement, provided that such payment shall be made in [***] and clauses 10.3, 10.4, 10.5 and 10.6 of the Collaboration and Option Agreement shall apply to payments to both CRT and the ICR.

5.	INTELLECTUAL PROPERTY PROTECTION, PROCEEDINGS AND COSTS

5.1 Subject to Clauses 5.2, 5.3 and 5.4, the Company shall have the first right, but not the obligation, for preparing, filing, prosecuting and maintaining (including any patent interference, reexamination, inter partes review, post-grant review, reissue, revocation, opposition and appeal proceedings) any CRT/ICR Existing Patents in the joint names of CRT and ICR, and in the name of the Company to the extent such CRT/ICR Existing Patent includes claims for inventions that are not within the CRT/ICR Existing Intellectual Property, at Company’s own cost and expense with the aim of maximizing duration and scope thereof, which, during the Term, will be in accordance with the strategy agreed by the JSC. CRT and the ICR shall provide the Company all reasonable assistance and cooperation requested in the CRT/ICR Existing Patent preparation, filing, prosecution and maintenance efforts provided in this Clause 5.1, including providing any reasonably necessary’ and suitably limited powers of attorney and assignments and executing any other required documents or instruments for such filing, prosecution and maintenance.

5.2 The Company shall keep CRT and the ICR reasonably informed as to the prosecution and maintenance status of any such CRT/ICR Existing Patents and shall at CRT’s request promptly provide CRT and ICR with a copy of all material submissions made to or responses received from the relevant patent offices and all material correspondence to and responses received from the relevant patent agent in relation to the CRT/ICR Existing Patents in each applicable country of the Territory. Company shall notify CRT and ICR at least [***] prior to any restriction of scope of any of the CRT/ICR Existing Patents. At Company’s sole discretion, Company shall be at liberty to instruct its patent agent to copy CRT and the ICR into correspondence sent by the patent agent in which case Company shall be deemed to have complied with this Clause 5.2.

8.

5.3 If Company is aware of and elects not to file a patent application claiming a patentable invention that is not commercially sensitive to Company (as valuable CRT/ICR Existing Know How which the Company believes reasonable is best protected through remaining confidential prior to any first publication by the ICR), Company shall promptly notify’ CRT and the ICR of such decision and CRT (and if CRT declines, the ICR) shall have the right (but not the obligation) to file such an application. If CRT (or if CRT declines, the ICR) elects to exercise such right by notice in writing to the Company, CRT (or if CRT declines, the ICR) shall thereafter be solely responsible for the (expense of filing, prosecuting and maintaining the corresponding Patent, which shall be excluded from the licence granted under Clause 2.1.

5.4 If Company elects to stop the prosecution or maintenance of any part of the CRT/ICR Existing Patents, Company shall notify CRT and ICR in writing of such decision, but no later than [***] prior to the expiration of any applicable time bars. During the aforementioned [***] notice period. Company shall retain the responsibility for the prosecution and maintenance of the CRT/ICR Existing Patent in question. On expiry of such notice period, unless Company demonstrates [***] (the “Commercial Delay Rationale”):

(a) the licence granted pursuant to Clause 2.1 shall terminate in respect of the CRT/ICR Existing Patents identified in such notice;

(b) Company shall, at CRT’s (of if CRT declines, ICR’s) request, promptly transfer to CRT (or any person nominated by CRT, or if CRT declines, ICR) any and all documents and information in Company’s control relating to such CRT/ICR Existing Patents; and

(c) CRT (or if CRT declines, ICR) shall be free to prosecute or abandon such CRT/ICR Existing Patents at its sole discretion and to grant rights thereunder to any person without further reference to Company.

Should CRT and/or ICR dispute the Commercial Delay Rationale set out in the notice, the matter may be referred for determination in accordance with Clause 25.

5.5 Each Party will notify the other, in writing as soon as reasonably practicable after it becomes aware that any claim is made or threatened against CRT, the ICR, the Company or a Sub-Licensee (in the case of the latter, where this is made known to the Company) by any Third Party that the exercise by CRT, the ICR, the Company or a Sub-Licensee of the rights granted pursuant to this Agreement infringes any Patent or other rights of any Third Party.

5.6 In the event of the circumstances described in Clause 5.5 arising, the Company shall use Commercially Reasonable Efforts to take such steps as may be necessary in order to address as appropriate any such alleged infringement by the Company or a Sub-Licensee, and CRT and the ICR shall, at the Company’s cost, give it all reasonable co-operation in this regard.

9.

5.7 Each Party will notify the other in writing as soon as it becomes aware of unauthorised use of the CRT/ICR Existing Intellectual Property, and the Company shall have the sole right, but not the obligation to:

(a) at its own cost and subject to Clause 5.8, bring proceedings in its own name or, if required by law, jointly with CRT and the ICR, for misappropriation of and/or unauthorized used the CRT/ICR Existing Intellectual Property; and

(b) in any such proceedings settle any such claim, subject to the consent of CRT and the ICR, which shall not be unreasonably withheld, conditioned or delayed.

5.8 In any such proceedings, CRT and the ICR shall, at the Company’s cost, promptly provide the Company with all documents and assistance as the Company may reasonably require, including joining in any such proceeding and/or providing any reasonably necessary’ and suitably limited powers of attorney. The Company shall promptly provide CRT and the ICR with notice of such proceedings, keep CRT and the ICR regularly informed of progress and promptly provide CRT and the ICR with such information as CRT and/or ICR may reasonably require, including copies of all documents filed at court or other tribunal in such proceedings. Subject to Clause 12.6 of the Collaboration and Option Agreement, the Company shall be entitled to keep all monies recovered in such proceedings.

5.9 If the Company does not exercise its right to bring proceedings pursuant to Clause 5.7(a) within [***] of the written notification pursuant to Clause 5.7 then CRT (and if CRT declines, the ICR) may, but shall not be obliged, to bring such proceedings at its own cost. If necessary (including to recover damages), the Company shall join in such proceedings. After reimbursement of the Company’s costs and expenses incurred in such proceedings, CRT or the ICR (as the case may be) shall be entitled to all monies recovered in such proceedings. In any such proceedings the Company, and the ICR or CRT (as the case may be), shall, at the CRT’s or the ICR’s costs (as the case may be) promptly provide CRT or the ICR (as the case may be) with all documents and assistance as CRT or the ICR (as the case may be) may reasonably require. CRT and/or the ICR (as the case may be) shall promptly provide the Company and CRT or the ICR (as the case may be) with notice of such proceedings, keep the Company and CRT or the ICR (as the case may be) regularly informed of progress and promptly provide the Company and CRT or the ICR (as the case may be) with such information as the Company and CRT or the ICR (as the case may be) may reasonably require, including copies of all documents filed at court or other tribunal in such proceedings.

6.	REPRESENTATIONS AND WARRANTIES

6.1 Each Party represents and warrants to the other Parties that:

(a) such Party has the full power and authority to enter into this Agreement and to carry out the provisions hereof; and

(b) such Party has taken all necessary’ action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

10.

(c) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

(d) the execution, delivery and performance of this Agreement by such Party does not conflict in a material manner with any agreement or any provision thereof, or any instrument or written understanding to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party; and ‘

(e) no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations currently in effect, is or will be necessary’ for the execution and delivery of this Agreement;

(f) in respect of the subject-matter of this Agreement, it has not employed any individual or entity debarred by the FDA (or subject to a similar sanction of any equivalent Competent Authority outside the United States of America) or, to its knowledge, that is the subject of any FDA debarment investigation or proceeding (or similar proceeding of any equivalent Competent Authority outside the United States of America), it being understood that details of the subjects of FDA debarment investigations are not published and a Party would not make any particular enquiries of relevant individuals outside such Party’s standard policies and procedures.

6.2 Each of CRT and the ICR represents and warrants to the Company that to the actual knowledge of its Senior Executive Team and of its representatives involved in the negotiation of this Agreement that, as of the Effective Date:

(a) such Party has sufficient legal title to grant the licences as purported to be granted pursuant to this Agreement as at the Effective Date;

(b) [***];

(c) [***]:

(d) [***];

(e) [***]; and

(f) [***];

(g) [***]; and

(h) [***].

Solely for the purposes of this Clause 6.2, “Controlled” means, with respect to any intellectual property , possession of the ability (whether through ownership or license) to grant the licenses or sublicenses as provided herein without violating the terms of any agreement or other arrangement with any third party.

11.

6.3 Except as otherwise expressly set forth in this Agreement. NO PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT EXERCISE OF ANY INTELLECTUAL PROPERTY RIGHT UNDER THIS AGREEMENT DOES NOT INFRINGE ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.4 No claim for breach of any of the representations or warranties in Clause 6 may be brought against CRT, the ICR or the Company after [***] has elapsed from the Services Expiry Date (as defined in the Collaboration and Option Agreement), after which date each Party shall be fully and completely discharged from any liability for breach of any of the representations and warranties in Clause 6. The Company’s aggregate liability, and CRT’s and the ICR’s combined aggregate liability, for breach of one or more of the representations or warranties in this Clause 6 shall be subject to clause 13.4 of the Collaboration and Option Agreement.

7.	INDEMNITY

7.1 The Company shall indemnify and hold harmless the Indemnified Parties from and against any and all liabilities, losses, damages, costs and expenses, including, without limitation, reasonable legal fees (collectively, “Losses”) arising out of or resulting from any and all Third Party suits, claims, actions, proceedings, investigations or demands (“Claims”) arising from or in connection with the exercise by the Company or a Sub-Licensee of the rights granted in Clause 2.1, or based upon or in connection with the development, manufacture or commercialization of any and all Licensed Products by or on behalf of the Company or any of its Sub-Licensees, except, in each case to the extent such Losses arise from (a) the gross negligence or willful misconduct of such Indemnitee: or (b) a material breach of any representation, warranty, covenant or obligations under this Agreement by CRT or the ICR.

7.2 Promptly after receipt by the Company of any claim or alleged claim or notice of the commencement of any action, administrative or legal proceeding, or investigation to which the indemnity provided for in this Clause 7 may apply, the Company shall give written notice to CRT and the ICR of such fact. In the event that any Indemnitee entitled to indemnification under Clause 7.1 is seeking such indemnification, such Indemnitee shall (a) give written notice to the Company of the Claim as soon as reasonably practicable after such Indemnitee receives notice of such Claim, (b) permit the Company to assume the direction and control of the defence of such Claim (including the sole right to settle it at the sole discretion of the Company, taking into consideration in good faith any reasonable concerns or objections raised by the Indemnitee; provided that such settlement does not impose any obligation on, or otherwise adversely affect, the Indemnitee or other Party), (c) cooperate as reasonably requested (at the expense of the Company) in the defence of such Claim, and (d) undertake all reasonable steps to mitigate any loss, damage or expense with respect to such Claim. If the Company fails to assume the defence thereof by providing the relevant Indemnitee notice of such election in writing within [***] after receipt by the Company of notice of such Claim, the Indemnitee may assume such defence and for the avoidance of doubt the indemnity in Clause 7.1 shall extend to the reasonable legal and other expenses consequently incurred in connection with such defence to the extent such Indemnitee is entitled to indemnification under Clause 7.1. The Company and the relevant Indemnitee will co-operate in good faith in the conduct of any defence, provide such reasonable assistance as may be required to enable any claim properly to be defended and the Party with conduct of the action shall provide promptly to the other Party copies of all correspondence and documents and notice in writing of the substance of all oral communications relating to such action.

12.

7.3 Should the Company assume conduct of the defence, the Indemnitee may retain separate legal advisers, at its sole cost and expense, save that if the Company wrongly denies the applicability of the indemnity or reserves its position in relation to the same, the indemnity in this Clause 7 shall extend to the Indemnified Party’s reasonable costs and expenses so incurred:

8.	INSURANCE

Reasonably prior to Commencement of a Phase 1 Trial, the Company shall put in place and thereafter maintain in accordance with the terms of this Clause 8, at its own cost, comprehensive product liability insurance and general commercial liability insurance. The Company shall ensure at CRT’s and/or the ICR’s request, that CRT and/or the ICR interest as co-assured be noted on the policy or policies. Within [***] of the Effective Date and of the beginning of each policy period, the Company shall, upon the reasonable request of CRT and/or the ICR, provide CRT and/or the ICR with a certificate evidencing the coverage required hereby, and the amount hereof and the noting of CRT and/or the ICR’s interest. Such insurance shall be with a reputable insurance company and shall be maintained for not less than [***] following the expiration/termination of this Agreement for any reason or, if such coverage is of the “claims made” type, for [***] following the expiration or termination of this Agreement for any reason.

9.	LIMITATION OF LIABILITY

9.1 EXCEPT AS SET FORTH IN CLAUSE 9.2, NO PARTY, NOR CRUK, NOR THEIR RESPECTIVE OFFICERS. EMPLOYEES AND AGENTS SHALL HAVE LIABILITY WHETHER UNDER STATUTE OR IN TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE), CONTRACT OR OTHERWISE TO ANY OTHER PARTY AND/OR CRUK IN RESPECT OF ANY CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT. INCLUDING, WITHOUT LIMITATION, LOSS OF GOODWILL, OPPORTUNITY, PROFIT OR CONTRACT; PROVIDED THAT, BECAUSE MONETARY DAMAGES MAY NOT ADEQUATELY COMPENSATE A PARTY FOR A BREACH OF THE CONFIDENTIALITY PROVISIONS OF CLAUSE 10 BY ANY OTHER PARTY AND REMEDIES UNDER CLAUSE 10.2 MAY BE INADEQUATE OR UNAVAILABLE WITH RESPECT TO SUCH A BREACH, THE FOREGOING LIMITATION ON LIABILITY WILL NOT LIMIT A PARTY’S RIGHT TO RECOVER FROM ANY OTHER PARTY CONSEQUENTIAL OR INDIRECT DAMAGES (BUT NOT PUNITIVE DAMAGES) SUSTAINED AS A RESULT OF BREACH BY SUCH OTHER PARTY OF THE CONFIDENTIALITY PROVISIONS OF CLAUSE 10, BUT TO THE EXTENT ANY SUCH DAMAGES ARISE AS A RESULT OF A BREACH OF CLAUSE 10, THE BREACHING PARTY’S LIABILITY FOR ANY SUCH DAMAGES SHALL BE LIMITED TO [***] AND CRT’S AND THE ICR’S LIABILITY FOR ANY SUCH DAMAGES SHALL BE SEVERAL AND NOT JOINT.

13.

9.2 Nothing in this Agreement shall be construed as excluding or limiting the liability of any Party or CRUK or any of their respective officers, employees and agents to the other Party for death or personal injury of any person resulting from the negligence or willful misconduct of such persons.

10.	CONFIDENTIALITY

10.1 The Parties acknowledge and agree that any information furnished by or on behalf of a Party to the other Parties pursuant, to this Agreement shall collectively constitute “Confidential Information” of such Party for purposes of the Collaboration and Option Agreement, including Clause 17 thereof, and the provisions of Clause 17 of the Collaboration and Option Agreement are hereby incorporated by reference in this Agreement, mutatis mutandis.

10.2 Given the nature of the Confidential Information and the competitive damage that a Party’ would suffer upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages would not necessarily be a sufficient remedy for any breach of this Clause 10. In addition to all other remedies, a Party shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Clause 10.

11.	PUBLICATIONS

The Parties acknowledge and agree that any proposed publications of scientific papers containing Programme Intellectual Property shall be governed by, Clause 18 of the Collaboration and Option Agreement, and the provisions of Clause 18 of the Collaboration and Option Agreement are hereby incorporated by reference in this Agreement, mutatis mutandis.

12.	TERM AND TERMINATION

12.1 This Agreement is binding upon the Parties as of the Execution Date, and Clauses 9-27 are effective as of the Execution Date, but no other provision of this Agreement shall be effective as of the Execution Date or ever become effective except as expressly provided in this Clause 12.1. The remainder of this Agreement (i.e., those provisions in addition to those that are effective as of the Execution Date) shall become effective on the date of both CRT’s and ICR’s receipt of payment of the Technology Access Fee pursuant to Clauses 4(b) and 4(c) the (“Effective Date”) and shall remain in full force and effect until terminated in accordance with the provisions of this Clause 12.

12.2 This Agreement may be terminated by written agreement of the Parties, with the effects of any such termination as set forth Clause 13 and as otherwise agreed to in writing by the Parties.

12.3 If the Effective Date has not occurred within [***] of the Execution Date, then, effective as of 11:59 p.m., London time, on such [***] after the Execution Date, this Agreement shall automatically become null and void ab initio. In the event that CRT’s and the ICR’s subscription amounts are to be returned in accordance with section 2.9 of the Formation and Investment Agreement, [***] and this Agreement shall automatically terminate.

14.

13.	EFFECTS OF TERMINATION

13.1 The termination of this Agreement howsoever arising, will be without prejudice to the rights, obligations and duties of any Party accrued prior to termination. The following Clauses will continue to be enforceable notwithstanding termination: Clauses 2, 6.3, 7, 8, 9, 10, and 13-27.

14.	FORCE MAJEURE

14.1 No Party shall be liable for any delay or failure in performance if such delays are caused by strike, riot, civil commotion, fire, acts of God or other circumstances beyond its reasonable control which circumstance that Party could not reasonably have been expected to take into account at the Effective Date and provided that:

(a) the Party so affected shall give prompt notice thereof to the other Parties;

(b) the suspension of performance is no greater scope than is required by the Force Majeure: and

(c) lack of funds shall not be interpreted as an event or circumstance beyond the reasonable control of a Party.

14.2 Subject to Clause 14.3 below, the Party giving such notice shall be excused from such of its obligations hereunder for as long as it continues to be so affected and shall perform its obligations as soon as such circumstances shall cease to affect its operations.

14.3 If such force majeure continues unabated for a period of at least [***], the Parties will meet to discuss in good faith what actions to take or what modifications should be made to this Agreement as a consequence of such force majeure in order to alleviate its consequences on the affected Parties.

15.	ASSIGNMENT

15.1 This Agreement shall be binding upon and inure to the benefit of the Parties, their permitted successors and assigns. This Agreement shall only be assignable:

(a) by any Party to any of Affiliate of such Party without the consent of the other Parties provided that such Affiliate is not a Tobacco Party;

(b) by any Party’ with the written consent of the others; or

(c) by any Party without the consent of the other Parties, to any successor to all or substantially all the assets of its business to which this Agreement relates provided that it is not a Tobacco Party.

Any purported assignment in violation of this Clause 15.1 shall be null and void.

15.

16.	NOTICES

All notices shall be in writing and sent by hand, facsimile, or post and shall be deemed to be properly served (i) if sent by hand on [***], when delivered at the relevant address and if delivered at any other time, on [***]; (ii) if sent by post, [***] after posting; (iii) if sent by facsimile on [***], when transmitted and if sent at any other time, on [***], provided a confirmatory copy is sent by post within [***] of transmission, and shall be sent to the following addresses or facsimile numbers as may be amended by the relevant Party in writing:

The Company:	Monte Rosa Therapeutics AG
Aeschevnorstadt 36
4051 Basel
Switzerland
Facsimile: [***]
For the attention of: Chief Executive Officer

CRT:	Cancer Research Technology Limited
Angel Building
407 St John Street
London, EC IV 4AD
England
Facsimile: [***]
For the attention of: The Chief Executive Officer

The ICR:	Institute of Cancer Research
15 Cotswold Road
Belmont, Sutton
Surrey SM2 5NG
England
Facsimile: [***]
For the attention of: Director of Enterprise

17.	VARIATION

No variation, modification, amendment, extension, or release of any provision hereof shall be effective unless it is in writing, signed by the Parties.

18.	ENTIRE AGREEMENT

18.1 Each of the Parties confirms that the Agreement (including all Schedules hereto), together with the Transaction Documents, represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the Parties with respect thereto. In the event of any conflict or discrepancies between the provisions of this Agreement (on the one hand) and the Articles (as defined in the Transaction Documents) or any description of the terms of this Agreement included in any statutory’ report that may be required under Swiss law (on the other hand), the provisions of this Agreement shall prevail.

16.

18.2 Each Party confirms that:

(a) in entering into this Agreement it has not relied on any representation or warranty’ or undertaking which is not contained in this Agreement; and

(b) in any event, without prejudice to any liability for fraudulent misrepresentation or fraudulent misstatement, no Party shall be under any liability or shall have any remedy in respect of misrepresentation or untrue statement unless and to the extent that a claim lies under this Agreement or any Transaction Document.

19.	FURTHER ASSURANCE

The Parties hereby undertake to do all such other acts and things, and execute and provide all such documents at the requesting Party ‘s cost as may be necessary or desirable to give effect to the purposes of this Agreement.

20.	WAIVER

No waiver, release, relaxation, forbearance or indulgence by any Party’ in enforcing any of the terms or conditions of this Agreement or the granting of time by any Party to any other shall prejudice, affect or restrict the rights and powers of such Party. The waiver of any breach of any term or any condition of this Agreement shall not be construed as a waiver of any subsequent breach of a term or condition of the same or of a different nature. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

21.	SEVERABILITY

21.1 If the whole or any part of this Agreement is or becomes or is declared illegal, invalid or unenforceable in any jurisdiction for any reason (including by reason of the provisions of any legislation and/or by reason of any court of competent jurisdiction):

(a) in the case of the illegality, invalidity or unenforceability of the whole of this Agreement it shall terminate only in relation to the jurisdiction in question; or

(b) in the case of the illegality’, invalidity or unenforceability of a part of this Agreement that part shall be severed from this Agreement in the jurisdiction in question and that illegality, invalidity or unenforceability shall not in any way whatsoever prejudice or affect the remaining parts of this Agreement which shall continue in full force and effect and in no circumstances shall sums paid by the Company to CRT or the ICR under this Agreement, if any, be repayable.

21.2 If in the reasonable opinion of any Party any severance under this Clause 21 materially affects the commercial basis of this Agreement, the Parties shall discuss, in good faith, ways to eliminate the material effect.

17.

22.	LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of England and Wales, and the Parties agree, subject to Clause 25 below, to submit to the exclusive jurisdiction of the English courts in respect of any dispute arising out of or in connection with this Agreement (except in respect of disputes under Clause 10 where jurisdiction is nonexclusive).

23.	EXECUTION

This Agreement may be executed in any one or more number of counterpart agreements each of which, when executed, shall be deemed to form part of and together constitute this Agreement. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

24.	ANNOUNCEMENTS AND USE OF NAMES

24.1 Save as provided in Clause 24.2 no Party shall make, or procure or permit the making of, any press release or other public announcement in relation to this Agreement without first obtaining the written approval of the other Parties to any such release or announcement, which shall not unreasonably be withheld, conditioned or delayed.

24.2 Each Party agrees that it may make any announcement with respect to this Agreement or any ancillary matter as shall be required by law or the regulations of any stock exchange to which it is subject, without the other Parties’ consent (which shall not unreasonably be withheld, conditioned or delayed) provided it has used reasonable endeavours in the time available to consult with the other Parties on the terms of any such announcement beforehand.

24.3 No Party shall use the name of the other (including in the case where the other is CRT, that of CRUK (or its successor)) other than as provided in Clause 24.1 and 24.2 without the prior written consent of such Party, which shall be at such Party’s sole discretion. Notwithstanding the foregoing, (a) to the extent information regarding this Agreement has already been publicly disclosed in accordance with Clause 24.1 and 24.2, a Party may subsequently disclose the same information to the public without the consent of the other Parties, and (b) the Company shall also be permitted to disclose the terms of this Agreement, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement, to any actual or potential acquirers, investors. Sub-Licensees, collaborators, and/or professional advisors.

25.	DISPUTE RESOLUTION

It shall be a condition precedent to the commencement of any action in court or other tribunal (save an action for specific performance, injunctive or other equitable relief in accordance with Clause 10.2) in respect of any dispute relating to this Agreement that the Parties have sought to resolve the dispute by one or more Parties notifying it in writing for resolution to the Executive Officers of the Parties who shall meet (whether in person or via teleconference) within [***] of such notice to seek resolution in good faith.

18.

26.	NO THIRD PARTY BENEFICIARIES

Except for the Third Parties and the respective rights referred to in Clause 7 (Indemnity) and Clause 9 (Limitation of Liability) this Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it whether pursuant to the Contract (Rights of Third Parties) Act 1999 or otherwise. Notwithstanding the provisions of this Clause 26, the Parties shall be entitled to amend, suspend, cancel or terminate this Agreement or any part of it in accordance with Clause 17, without the consent of any Third Party including those referred to in this Clause 26.

27.	LANGUAGE; AUTHORSHIP

This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral of other communications among the Parties regarding this Agreement, shall be in the English language. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

[Signature page follows]

19.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

CANCER RESEARCH TECHNOLOGY LIMITED

Director:	/s/ Illegible
Print Name:	Illegible
Date:	April 19, 2018

THE INSTITUTE OF CANCER RESEARCH: ROYAL CANCER HOSPITAL

Authorized Signatory:	/s/ Illegible

Print Name:	Illegible
Date:	April 19, 2018

MONTE ROSA THERAPEUTICS AG

By:	/s/ Bradley Bolzon
Director:	President of Board
Print Name:	Bradley Bolzon
Date:	April 26, 2018

[Signature page to License Agreement]

SCHEDULE 1

A - CRT/ICR EXISTING KNOW HOW

[***]

Schedule 1-1

B - CRT/ICR EXISTING MATERIALS

[***]

Schedule 1-1

C – CRT/ICR EXISTING COMPOUNDS

[***]

Schedule 1-1

SCHEDULE 2

CRT/ICR Background Hits

[***]

Schedule 1-1